UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2018

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, Abraxas Petroleum Corporation (the "Company") appointed Steven P. Harris as the Company's Vice President - Chief Financial Officer.

Mr. Harris joined the Company in June 2018 as Director of Finance and Capital Markets. Mr. Harris brings over 20 years of financial and leadership experience to Abraxas. Most recently, Mr. Harris was with Sundance Energy where he assisted Sundance’s Business Development and Investor Relations efforts. From 2008 through 2017, Mr. Harris was a Managing Director and headed the U.S. Energy Investment Banking division of Canaccord Genuity in Houston, Texas. Prior to joining Canaccord Genuity, Mr. Harris served in the Business Development Group at El Paso Exploration and Production. Mr. Harris earned his Bachelor of Business Administration from the University of Texas at Austin and a Master of Business Administration from the Rice University Jesse H. Jones Graduate School of Management.

Mr. Harris’s annual base salary will be $250,000 and he will be eligible to receive an  annual bonus of up to  140% of his base salary under the Company’s Annual Bonus Plan under which all employees, including executive officers, earning over $180,000 annually participate .  Contemporaneously with commencing employment in June 2018, Mr. Harris received a grant of 50,000 shares of restricted stock and options to purchase 100,000 shares of stock at an exercise price of $ 2.67 per share under the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ G. William Krog, Jr.

       G. William Krog, Jr.

       Vice President, Chief Accounting Officer

Dated: November 12, 2018